Exhibit 10.48

License Agreement

This License AGREEMENT is made and entered into as of the 1st day of February, 2008, by and between:

The Onix Corporation, an Ohio corporation having a place of business at 4140 Tuller Drive, Suite 101, Dublin, Ohio, 43017 (the “LICENSOR”); and

Global Green Solutions Inc., a Nevada corporation having its registered office at 789 West Pender Street, Suite 1010, Vancouver, British Columbia, Canada (the “LICENSEE”).

1.0 Recitals
The LICENSOR owns the right and title to the INVENTION(S).

The LICENSOR is skilled in the engineering related to the INVENTION(S) and is engaged in the continuous development of inventions and improvements having to do with the INVENTIONS(S).

The LICENSOR and LICENSEE are both equity-holding joint venture partners in a joint venture entity, Global Greensteam, L.L.C., a California company (“GGS”), with current and ongoing financing obligations.

The LICENSEE desires to obtain a license in LICENSED PRODUCTS related to the INVENTION(S), to have continuing access to the LICENSOR’s technical know-how and development, and to utilize the engineering skills of the LICENSOR.

The LICENSOR desires to be relieved of its financing obligations to GGS.

The LICENSOR is willing to grant such a license on terms and conditions recited below.

In consideration of the above-stated premises and the mutual promises and covenants contained in this AGREEMENT, the PARTIES agree as follows:

2.0 Definitions
Each of the following terms shall, whenever found in this AGREEMENT, be used and understood in accordance with the corresponding definitions below:

“AFFILIATE” means an entity that, directly or indirectly, through one of more intermediaries, CONTROLS or is CONTROLLED by, or is under common CONTROL with, another entity.

“CONTROL” and its derivatives mean any of the following:

*	the ownership (directly or indirectly through one or more intermediaries) of fifty percent (50%) or more of the issued and outstanding capital or partnership interests of an entity;

*	the ability (directly or indirectly through one or more intermediaries) to designate or cause the designation of fifty percent(50%)or more of the directors of an entity, regardless of whether such ability is exercised;

*	the ability (directly or indirectly through one or more intermediaries) to designate or cause the designation of the managing director, general manager, or chief executive officer (regardless of actual title) of an entity, regardless of whether such ability is exercised; or

*	the possession of power (directly or indirectly through one or more intermediaries) to direct or cause the direction of the management and policies of an entity, whether though the ownership of voting securities, by contract, or otherwise, and regardless of whether such power is exercised.

“FIELD OF USE” means applications related to steam generation.

“INVENTION(S)” shall mean alternative fuel burners, kits, or parts thereof or other inventions described in at least the LICENSED PATENT APPLICATION(S).

“LICENSED PATENT APPLICATION(S)” shall mean:

*	United States and/or foreign patent applications(s), disclosure documents, or intellectual property owned or controlled (in the sense of having the right to grant a license) by the LICENSOR for inventions relating to alternative fuel burner devices and systems as described in at least pending U.S. Patent Application No. 11/959,714, entitled “Alternative Fuel Burner with Plural Injection Ports,” filed December 19,2007.

*	Any patent applications that claim priority thereto including all divisionals, continuations, continuations-in-part, extensions, renewals, patents-of-addition, or supplementary protection certificates; and

*	Any resulting issued patents, reissues, revivals, reexamination, or equivalents thereof.

“LICENSED PRODUCTS” means: (1) INVENTIONS; (2) rotary drum dryer devices and systems embodied in at least the LICENSOR’S product numbers ONL-132 and ONL-150; and (3) any ancillary products related thereto.

“PARTIES” collectively or “PARTY” individually means the LICENSOR and/or the LICENSEE.

“PROJECT” means project for which LICENSEE is the project developer and/or operator with an equity interest.

“TECHNICAL INFORMATION” shall mean inventions and improvements, trade secrets, data, plans, specifications, know-how, operating experience, and other information relating to or useful in the design, erection, construction, operation, maintenance, expansion, and repair of the LICENSED PRODUCTS, and specifically including, but not limited to, the LICENSOR’s technical and/or engineering drawings relating to the LICENSED PRODUCTS.

“TERRITORY” means worldwide.

3.0 Grant of License
 The LICENSOR hereby grants unto the LICENSEE and its AFFILIATES an exclusive license throughout the TERRITORY in and to the INVENTION(S), the LICENSED PATENT APPLICATION(S), and the TECHNICAL INFORMATION to manufacture, use, sell, repair, and service the LICENSED PRODUCTS for/to PROJECTS and PROJECT legal entities in the FIELD OF USE.

The licensed rights of use, repair, and service of the LICENSED PRODUCTS are sublicensable and/or transferable to one or more PROJECT legal entities. No other rights granted are transferable without the prior written consent of the LICENSOR, which shall not be unreasonably withheld.

The LICENSOR shall be able to freely transfer, assign, and/pr sublicense all or any portion of its rights under this AGREEMENT.

The LICENSOR does not grant or imply to grant any other, further, or different license.

Except as expressly provided in this AGREEMENT, the LICENSOR does not grant or imply to grant any transfer of right or title in and to the INVENTION(S) or the LICENSED PATENT APPLICATION(S) to the LICENSEE.

The LICENSOR covenants that it and its heirs, legal representatives, assigns, administrators, and executors will, at the expense of the LICENSOR, its successors, and its assigns, execute all papers and perform such other acts as may be reasonably necessary to give the LICENSEE, its successors, and its assigns the full benefit of this AGREEMENT.

4.0 Payment
The LICENSEE agrees to relieve the LICENSOR of its financing obligations to GGS relating to the LICENSOR’s 5% equity interest in GGS and the LICENSOR agrees to permanently transfer ownership of it’s equity in GGS to the LICENSEE, transferable upon the execution of this AGREEMENT. LICENSOR also agrees to forgo all entitlement to any shares of the LICENSEE as originally contemplated under any and all agreements made in connection with GGS.

No other payments are due under the grant of this license.

5.0 Confidentiality
Any information acquired by any of the PARTIES in the course of this AGREEMENT regarding the affairs and business of the PARTIES and their affiliates shall, during the TERM of the AGREEMENT and for 10 years thereafter, be treated as confidential and shall not be disclosed without the prior consent of the PARTIES, except for the information that:

  at the time of the disclosure or thereafter is generally available to and known by the public (other than as a result of its disclosure by the receiving PARTY), unless the information consists of a compilation of information that, despite the individual components of information being generally available to and known by the public, is not itself generally available to and known by the public;

  was available to a receiving PARTY hereto on a non-confidential basis prior to disclosure by the disclosing PARTY; or

  becomes available to a receiving PARTY hereto on a non-confidential basis from a person who is not otherwise bound by a confidentiality agreement with the disclosing PARTY, or is not otherwise prohibited from transmitting the information to the receiving PARTY.

If a PARTY is required by law to disclose all or any part of such information, such PARTY agrees to:

  immediately notify the other PARTIES of the existence, terms, and circumstances surrounding such a request; and

  exercise its commercially reasonable best efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to such portion of the information required to be disclosed.

Information to be treated as confidential under this AGREEMENT shall include, but not be limited to, information regarding the INVENTION(S), the PARTIES' customer lists, unpublished designs, marketing and business plans, telemarketing and other unique sales techniques, and sources of supply.

This duty of confidentiality pertains to the PARTIES, directors, officers, employees, agents, and representatives, if any.

The PARTIES and their directors, officers, employees, agents, and representatives shall take reasonable steps to minimize the risk of disclosure of confidential information by at least ensuring that only persons (including directors, officers, and other principal executives) whose duties require them to possess any such information, and their profession advisors, shall have access to the confidential information, and will be instructed to keep the same as confidential.

6.0 Liability and Duties
The LICENSOR and the LICENSEE each acknowledges and represents to the other that neither shall incur any liability on behalf of the other, purport to pledge the credit of the other, or accept any order or obligation to be binding upon the other.

None of the PARTIES or their management or members shall owe a fiduciary duty to each other under this AGREEMENT.

The LICENSEE shall indemnify and hold the LICENSOR, its AFFILIATES, and their respective officers and directors harmless from all claims, suits, demands, actions, losses, damages, and costs, including reasonable legal fees and court costs, that the LICENSOR may incur or suffer by reason of any acts or omissions of the LICENSEE in connection with the use of the LICENSED PRODUCTS, including, but not limited to:

  any manufacturing defect in a LICENSED PRODUCT;

  the LICENSEE's manufacture, distribution, or sale ofthe LICENSED PRODUCTS; or

  the labeling, packaging, or advertising of the LICENSED PRODUCTS in violation of any applicable federal, state, or local law or regulation.

7.0 Patent Prosecution and Maintenance
The LICENSOR, at its own expense, shall have the responsibility for and control over the prosecution of the LICENSED PATENT APPLICATION(S). If, however, the LICENSOR determines not to file a LICENSED PATENT APPLICATION in an available jurisdiction or determines to abandon any LICENSED PATENT APPLICATION, the LICENSOR shall give timely notice to LICENSEE so as to not prejudice the rights of the LICENSEE in continuing the LICENSED PATENT APPLICATION. The LICENSEE shall then have the right to request continuation of the LICENSED PATENT APPLICATION under the direction of the LICENSOR but at the expense of the LICENSEE.

8.0 Infringement by a Third Party
In the event that the LICENSED PATENT APPLICATION(S) shall be considered by thc LICENSEE or the LICENSOR to be infringed by others, the LICENSOR, at its own expense, shall have the right, but not the obligation, to institute any action or proceeding that the LICENSOR may deem necessary or advisable, including, without limitation, the filing of a lawsuit seeking damages and/or an injunction against such infringement, as well as to prosecute, settle, compromise, or otherwise dispose of the same. The LICENSEE waives any right, if any such right exists, to prevent enjoin the LICENSOR from filing or pursuing an action for infringement by reason of the LICENSEE not being a party to the action. The LICENSEE cannot join any action brought by the LICENSOR per this AGREEMENT unless the LICENSOR requests such joinder or a Court orders that the LICENSEE be a party, in which instance the LICENSEE shall join such action by filing the appropriate pleadings or papers with the Court having jurisdiction. If the LICENSEE is ordered to become a party to any proceeding or action, the LICENSEE shallbe entitled to non-controlling participation through counsel of its selection, in which the LICENSOR shall be responsible for paying only the necessary and reasonable attomey fees and expenses of the LICENSEE.

Should the LICENSOR elect not to institute an action or proceeding against any potentially infringing third party, the LICENSOR shall notify the LICENSEE of its intention within 90 days of knowing of any potential infringement by a third party. Upon such noticed, the LICENSEE, at its own expense, shall have the right, but not the obligation, to institute any action or proceeding that the LICENSEE may deem necessary or advisable, including, without limitation, the filing of a lawsuit seeking damages and/or an injunction against such infringement, as well as to prosecute, settle, compromise, or otherwise dispose of the same. The LICENSOR waives any right, if any such right exists, to prevent or enjoin the LICENSEE from filing or pursuing an action for infringement by reason of the LICENSOR not being a party to the action. The LICENSOR cannot join any action brought by the LICENSEE per this AGREEMENT unless the LICENSEE requests such joinder or a Court orders that the LICENSOR be a party, in which instance the LICENSOR shall join such action by filing the appropriate pleadings or papers with the Court having jurisdiction. If the LICENSOR is ordered to become a party to any proceedings or action, the LICENSOR shall be entitled to non-controlling participation through counsel of its selection, in which the LICENSEE shall be responsible for paying only the necessary and reasonable attorney fees and expenses of the LICENSOR.

The PARTY bringing any action or proceeding under this section shall retain the moneys collected through such action or proceeding.The non-controlling PARTY is not entitled to any award and/or collection of damages from such action.

Actions under this section include actions involving the filing of a declaratory judgment action or the filing of any counter-claim for infringement and damages.

The PARTIES shall promptly inform each other of any suspected infringement of the LICENSED PATENT APPLICATION(S)by a third party.

9.0 Term
The TERM of this AGREEMENT shall, unless terminated earlier in accordance with the termination provisions below, remain in effect as long as at least one claim of at least one of the LICENSED PATENT APPLICATION(S) has (1) not been found in a final, non-appealable judgment by the relevant country’s patent office or court of law or other tribunal of competent jurisdiction to be invalid or unenforceable; or (2) has not expired or lapsed. However, the LICENSOR's transfer of it's 5% equity interest in GGS is permanent and shall not revert at the end of the term of this AGREEMENT.

10.0 Termination
The LICENSOR or the LICENSEE may teminate this AGREEMENT at any time by giving the other notice to that effect, stating the precise reasons therefore, in the event of any material breach by the other for which effective remedial action has not been undertaken within 30 days after notice is given specifying the breach and requiring remedy of the same, the notice being effective after the remedial period or any subsequent date specified in the notice.

11.0 Representations and Warranties
The LICENSOR hereby represents and warrants to the LICENSEE that the LICENSED PATENT APPLICATION(S) has not been held invalid or unenforceable.

The LICENSOR hereby represents and warrants to the LICENSEE that the LICENSOR owns and holds all right, title, claim, and interest in and to the LICENSED PATENT APPLICATION(S) and to the INVENTION(S), subject to no restictions or encumbrances of any kind.

The LICENSOR further represents and warrants that there are no current licenses, commitments, or agreements to license any rights in and to LICENSED PATENT APPLICATION(S) other than the rights granted in this AGREEMENT.

The PARTIES hereby represent and warrant that they have full and complete power and authority to enter into and carry out their obligations under this AGREEMENT and under any documents that may be executed in connection herewith.

The LICENSOR represents and warrants that;

  The LICENSOR has provided reasonable assistance to the LICENSEE in conducting any reasonable due diligence review requested by the LICENSEE and that the LICENSOR has provided all information concerning notices or allegations made by the LICENSOR concerning the LICENSED PATENT APPLICATION(S), any litigation involving the LICENSED PATENT APPLICATION(S), and other license agreements or proposals concerning the LICENSED PATENT APPLICATION(S).

  All maintenance or equivalent fees have been paid on the LICENSED PATENT APPLICATION(S) and that the LICENSED PATENT APPLICATION(S) have not expired for failure to pay any fees.

  The LICENSED PATENT APPLICATION(S) disclose the best mode of making and using the invention claimed therein as of the filing date of the application, and that the LICENSOR believes and has always believed that the disclosure of the invention in the LICENSED PATENT APPLICATION(S) enables one of ordinary skill in the art to make and use the inventions claimed therein.

  The LICENSOR knows of no prior art that would invalidate any of the claims of the LICENSED PATENT APPLICATION(S).

  The LICENSOR and the LICENSOR's attorneys, agents, and other individuals associated with the filing or prosecution of the LICENSED PATENT APPLICATION(S), have disclosed as appropriate to the relevant Patent Office all information known to them to be material to the patentability of the LICENSED PATENT APPLICATION(S).

  The inventor named in the LICENSED PATENT APPLICATION(S) is the original and true inventor of the invention claimed in the LICENSED PATENT APPLICATION(S) and that there are no other inventors of any of the inventions claimed in the LICENSED PATENT APPLICATION(S).

  There are no pending or threatened claims or litigation contesting the validity, ownership, or right to use, make, import, offer to sell, sell, license, or dispose of any rights in the LICENSED PATENT APPLICATION(S), nor, to the best of the LICENSOR's knowledge, is there any basis for such claims.

  The LICENSOR's rights in and the LICENSED PATENT APPLICATION(S) are not subject to any liens, restrictions, or encumbrances of any kind, and no other person or entity has any right, title, interest or claim in or to the LICENSED PATENT APPLICATION(S) as a result of any action taken by the LICENSOR.

The LICENSOR makes no representation or warranty as to the performance of the INVENTION.

The LICENSOR agrees to indemnify and hold the LICENSEE harmless from any liabilities, costs and expenses (including reasonable attorneys, fees and expenses), obligations, and causes of action arising out of or related to any breach of the representations and warranties made by the LICENSOR herein.

12.0 Improvements
The LICENSEE shall retain all rights and title in any developments or modifications made or acquired by the LICENSEE that are improvements in the LICENSED PRODUCTS, whether patentable or unpatentable and whether developed solely or jointly with others, subject to any applicable confidentiality agreements.

The LICENSEE’s rights include the right to file patent applications therefore and have letters patent issued in its own name in all countries.

13.0 Use of Names
The LICENSEE shall have the right to use the name of the LICENSOR for any advertising, promotional, or sales purposes without the prior written consent obtained from the LICENSOR.

Nothing herein shall be construed as granting to the LICENSEE any license or other right under any trade name, trademark, or service mark owned or licensed by the LICENSOR.

14.0 General

14.1 Expenses
The expenses incurred by the PARTIES in performance of this AGREEMENT, including all travel and out-of-pocket expenses, shall be solely for their own account.

14.2 SUCCESSORS
Upon execution, this AGREEMENT shall be binding upon each of the PARTIES and inure to the benefit of the PARTIES and their successors and assigns.

14.3 SEVERABILITY
Should any part or provision of this AGREEMENT be held unenforceable or in conflict with the law of any jurisdiction, the validity of the remaining parts or provisions shall not be affected by such holding.

14.4 WAIVER
A waiver of any breach of any provision of this AGREEMENT to be enforceable must be in writing and shall not be construed as a continuing waiver of other breaches of the same or other provisions of this AGREEMENT.

14.5 INTEGRATION
This AGREEMENT embodies the entire understanding between the PARTIES with respect to the grant of license under the LICENSED PATENT APPLICATION(S), there are no prior representations, warranties, or agreements between the PARTIES relating hereto, and this AGREEMENT is executed and delivered upon the basis of this understanding.

14.6 Governing Law, Jurisdiction, and Place of Suit
This AGREEMENT shall be governed by and construed in accordance with the laws of the State of Texas, U.S.A., applicable to agreements and contracts executed and to be wholly performed there, without giving effect to the conflicts of law principles thereof.

The PARTIES consent to the jurisdiction of the State of Texas U.S.A. for all purposes in connection with this AGREEMENT.

Any process, notice, motion, or other application to a Court or to a Justice of the State of Texas, U.S.A. maybe served within or without the territorial jurisdiction of the State of Texas, U.S.A.,by registered or certified mail, return receipt requested, or by personal service, or in such other manner as is permissible under the Rules of a Court in the State of Texas, U.S.A., provided a reasonable time for appearance, not less than twenty business days, is allowed.

The PARTIES agree that the proper jurisdiction and venue for resolution of any dispute arising from the terms of or performance under this AGREEMENT (hereinafter “LICENSE DISPUTE,”) shall exclusively be either the United States District Court for the Southern District of Texas or the District Courts of Harris County, Texas. All of the PARTIES agree to subject themselves to the jurisdictions of those Courts for all purposes to resolve any such LICENSE DISPUTE.

14.7 Multiple Counterparts
This AGREEMENT may be executed in multiple counterparts, each of which shall be deemed an original.

14.8 MODIFICATION
This AGREEMENT may not be modified otherwise than by written instrument signed by all PARTIES.

14.9 HEADINGS
The headings of this AGREEMENT shall serve only reference purposes and for convenience and are not binding or intended to limit or expand the breadth of the provisions of this AGREEMENT.

14.10 NOTICES
All notices and communications required or permitted to be sent by the PARTIES to each other shall be deemed sufficient if transmitted in writing by registered mail addressed as follows:

If to LICENSOR:     The Onix Corporation

                                 Attn: Charles Verhoff

                                 4140 Tuller Rd – STE 101

                                 Dublin, OH 43017

If to LICENSEE:      Global Green Solutions Inc.

                                ATTN: Craig Harting

                                789 West Pender Street, Suite 1010

                                Vancouver, British Columbia, Canada

IN WITNESS WHEREOF, the PARTIES hereto have executed this AGREEMENT as of the date set forth above.

THE ONIX CORPORATION

By: Name: Title:	CHARLES VERHOFF Charles Verhoff Pres/CEO

GLOBAL GREEN SOLUTIONS INC.

By: Name: Title:	CRAIG A. HARTING Craig A. Harting COO